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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                Date of Report (Date of earliest event reported):
                               SEPTEMBER 16, 1997


                            GABLES RESIDENTIAL TRUST
             (Exact name of Registrant as specified in its charter)




         MARYLAND                      1-12590                  58-2077868
(State or other jurisdiction        Commission File          (I.R.S. Employer
     of incorporation)                 Number)              Identification No.)



                        2859 PACES FERRY ROAD, SUITE 1450
                             ATLANTA, GEORGIA 30339
              (Address of principal executive offices and zip code)



               Registrant's telephone number, including area code:
                                  770-436-4600





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     ITEM 5. OTHER EVENTS.

     On September 16, 1997, Gables Residential Trust (the "Company") completed the offering of 737,040 common shares of beneficial interest, par value $.01 per share ("Common Shares"), at a price of $26.8125 per share, less an underwriting discount of $1.340625 per share. The offering of the Common Shares was made pursuant to a Prospectus Supplement dated September 11, 1997 relating to the Prospectus dated August 11, 1997 filed with the Company's shelf registration statement on Form S-3 (File No. 333-30093). It is anticipated that the Common Shares will be deposited by Smith Barney Inc., the underwriter for the offering, with a registered unit investment trust.

     The net proceeds to the Company from the sale of the Common Shares was approximately $18.7 million. The Company used the net proceeds to reduce borrowings under its credit facilities.


     ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (a)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED:

          Not Applicable

     (b)  PRO FORMA FINANCIAL INFORMATION:

          Not Applicable

     (c)  EXHIBITS:

Exhibit No.
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     1.   Underwriting Agreement dated September 11, 1997.

     5.   Opinion as to the legality of the Common Shares.









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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date: September 16, 1997                 GABLES RESIDENTIAL TRUST



                                         By: /s/ Marvin R. Banks, Jr.
                                             ----------------------------------
                                             Marvin R. Banks, Jr.
                                             Chief Financial Officer
                                             and Treasurer








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